CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of T. Rowe Price International Funds, Inc. of our report dated February 16, 2024, relating to the financial statements and financial highlights, which appear in T. Rowe Price Institutional Emerging Markets Bond Fund (one of the funds constituting T. Rowe Price Global Funds, Inc.) Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

August 12, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of T. Rowe Price International Funds, Inc. of our report dated February 16, 2024, relating to the financial statements and financial highlights, which appear in T. Rowe Price Emerging Markets Bond Fund (one of the funds constituting T. Rowe Price International Funds, Inc.) Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

August 12, 2024